Exhibit 99.1

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GWG HOLDINGS, INC.

GWG Holdings, Inc. (the “Corporation” or the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.       The name of the Corporation is GWG Holdings, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 10, 2011.

2.       This Amended and Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the DGCL, further amends and restates the certificate of incorporation of the Corporation.

3.       The certificate of incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

1. Name. The name of the corporation (the “Corporation”) is: GWG Holdings, Inc.

2.        Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 1679 S. DuPont Hwy. Suite 100, in the City of Dover, County of Kent Zip Code 19901. The name of its registered agent at such address is Registered Agent Solutions, Inc. The Corporation may from time to time, in the manner provided by law, change the registered agent and the registered office within the State of Delaware. The Corporation may also maintain one or more offices for the conduct of its business either within or without the State of Delaware.

3.        Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4.        Number of Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Two Hundred Fifty Million One Hundred (250,000,100) shares consisting of: Two Hundred Ten Million (210,000,000) shares of common stock, $.001 par value per share (“Common Stock”); One Hundred (100) shares of Class A Common Stock, $.001 par value per share (the “Class A Common Stock”); and Forty Million (40,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

Preferred Stock

The Preferred Stock may be divided into and issued from time to time in one or more series. The Board of Directors of the Corporation (“Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board with respect to each such series shall include, but not be limited to, determination of the following:

(a)       The designation of the series;

(b)       The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

(c)       The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

(d)       The redemption rights, if any, and price or prices for shares of the series;

(e)       The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

(f)       The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g)       Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion price(s) or rate(s), any adjustments thereof, the date(s) as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(h)        The voting rights, if any, of the holders of such series; and

(i)        Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

Pursuant to the authority conferred upon the Board by this Article 4, the Board created: (1) a series of Five Million (5,000,000) shares of Preferred Stock designated as the Redeemable Preferred Stock (the “Redeemable Preferred Stock”) by filing the Certificate of Designation of Redeemable Preferred Stock of the Corporation with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 30, 2015, as amended by the Articles of Amendment of Certificate of Designation of Redeemable Preferred Stock of the Corporation, as filed with the Secretary of State on December 30, 2015 and the Articles of Amendment of Certificate of Designation of Redeemable Preferred Stock of the Corporation, as filed with the Secretary of State on April 26, 2016, and as corrected by the Certificate of Correction of the Corporation with respect thereto, as filed with the Secretary of State on November 13, 2019; and (2) a series of One Million (1,000,000) shares of Preferred Stock designated as the Series 2 Redeemable Preferred Stock (the “Series 2 Redeemable Preferred Stock”) by filing the Certificate of Designation of Series 2 Redeemable Preferred Stock of the Corporation with the Secretary of State on February 16, 2017, as corrected by the Certificate of Correction with respect thereto, as filed with the Secretary of State on November 13, 2019. The voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Redeemable Preferred Stock and the Series 2 Redeemable Preferred Stock, respectively, and the qualifications, limitations and restrictions thereof, are as set forth on Annex I and Annex II, respectively, and are incorporated herein by reference.

Common Stock and Class A Common Stock

Except as otherwise provided in this Amended and Restated Certificate of Incorporation (as amended from time to time, this “Certificate of Incorporation”) or required by applicable law, shares of Common Stock and Class A Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, powers and preferences of the holders of Common Stock and Class A Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as have been or may be designated by the Board.

5.       Common Stock Exchange.

(a)       General; Exchange Notice. To the fullest extent permitted by law, the Corporation shall have the right (but not the obligation), at any time, to exchange each share of the then outstanding shares of Common Stock for, with respect to all, but not less than all, of the shares of Common Stock, a number of securities of one or more classes or series of the Corporation or one or more subsidiaries of the Corporation that are registered with the United States Securities and Exchange Commission (the “SEC”), at least one class or series of which is or will be as of the applicable exchange time listed on a national securities exchange (the “exchanged interests” and any such issuer of such exchanged interests, as applicable, the “Issuer”) with an aggregate value not less than the greater of (i) $10.00 (subject to adjustment to reflect any stock split, reverse stock split, stock dividend, reclassification, subdivision, combination, exchange or similar transaction in respect of the Common Stock occurring after the date of the Amended and Restated Certificate of Incorporation containing this sentence becomes effective), and (ii) the volume weighted average price (VWAP) of a share of Common Stock on the principal national securities exchange on which such shares are listed for the twenty (20) trading days immediately prior to the date of the Exchange Notice (as defined below), with the actual amount and type of exchanged interests exchanged for each share of Common Stock, and the value thereof, determined by the Board (which determination shall be final, conclusive and binding) (the exchanged interests exchanged for each share of Common Stock collectively, the “Exchange Consideration”) (subject to the treatment of fractional interests pursuant to Section 5(d)). In the event the Corporation exercises this exchange right, the Corporation shall provide notice to each holder of Common Stock that all of the Common Stock will be exchanged (the “Exchange Notice”) on a date that is no earlier than twenty (20) days after the date of the Exchange Notice (such date, the “Exchange Date”); provided, that in order to ensure that the exchanged interests are registered with the SEC and at least one class or series thereof is listed on a national securities exchange, the Corporation may delay the Exchange Date to a later date by publicly filing a document with the SEC that discloses such delay and identifies the delayed Exchange Date. The Exchange Notice, if sent by first-class mail, postage prepaid, to a stockholder’s address as it appears on the records of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder receives such Exchange Notice. In any case, failure to give such notice or any defect in the notice to the holder of any share of Common Stock shall not affect the validity of the proceedings for the exchange of any share of Common Stock. On the Exchange Date and in accordance with this Article 5, the Corporation will, at its option, to the extent it may then lawfully do so under Delaware law (and for so long as such exchange does not constitute a default under any of the borrowing agreements to which the Corporation or any of its subsidiaries are a party or otherwise bound), exchange each share of Common Stock for the Exchange Consideration (subject to the treatment of fractional interests pursuant to Section 5(d)).

(b)       Stock Certificates; Stock Powers. On or before the Exchange Date, each holder of shares of Common Stock whose shares are being exchanged under this Article 5 shall surrender the certificate(s) representing such shares to the Corporation, if any, duly endorsed, in the manner and at the place designated in the Exchange Notice (or, in the event such shares of Common Stock are uncertificated, such holder shall deliver to the Corporation a stock power, duly executed and in the form to be provided by the Corporation together with the Exchange Notice).

(c)       Effect of Exchange. From and after the Exchange Date, and irrespective of whether any holder of shares of Common Stock has complied with the requirements of paragraph (b) of this Article 5: (i) all shares of Common Stock shall be cancelled on the books and records of the Corporation and shall cease to be outstanding, (ii) the right to receive any dividends on such shares, if any, shall cease to accrue as of the Exchange Date and (iii) all rights of a holder of shares of Common Stock to be exchanged shall cease and terminate other than the right to receive the Exchange Consideration therefor; provided, however, that the shares to be exchanged shall remain issued and outstanding, and all rights of a holder of shares of Common Stock to be exchanged shall continue, solely in the event that a holder shall have delivered the required items under paragraph (b) above as of the Exchange Date but the Corporation shall not have discharged its obligation to provide the Exchange Consideration in exchange therefor.

(d)       Fractional Interests. Notwithstanding anything herein to the contrary, neither the Corporation nor any Issuer shall be obligated to issue fractional exchanged interests in respect of any shares of Common Stock so exchanged and, in lieu of any fractional exchanged interests not so issued, the Corporation shall pay to the holder thereof on the Exchange Date an amount in cash equal to the product of such fraction and the fair value of a share or other unit of such exchanged interest as of the Exchange Date as determined by the Board, which cash payment in respect of any exchanged shares of Common Stock shall be deemed part of the “Exchange Consideration” for all purposes hereunder. For purposes of this Article 5, the Corporation shall be deemed to have discharged its obligation to pay the Exchange Consideration in respect of any such shares of Common Stock if payment is directed to the holder thereof at such holder’s address at it appears on the books and records of the Corporation.

6.       Election of Directors. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

7.       Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

8.        Indemnification.

(a)       Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee-benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8(c) below, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

(b)       Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) reasonably incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

(c)       Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, then the Covered Person may file suit to recover the unpaid amount of such claim, and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d)       Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 8 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

(e)       Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

(f)       Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

(g)       Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

9.       Adoption, Amendment and/or Repeal of Bylaws. In furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board is expressly authorized to make, alter and repeal the bylaws of the Corporation.

10.       Powers of Incorporator. The powers of the incorporator will terminate, without any further action required on the part of such incorporator or the Corporation, immediately upon the election of initial directors of the Corporation by such incorporator.

11.       Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware may be added or inserted into this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law; and whatsoever rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation, either in its present form or as hereafter amended, are granted subject to the rights reserved in this Section.

12.       Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the bylaws of the Corporation (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, this Section 12 shall not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.

13.       Maintenance of Certain Records. When the terms of this Certificate of Incorporation refer to a decision by any body, person or entity to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a record of such decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.

IN WITNESS WHEREOF, GWG Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this ____ day of _________________, 2020

GWG HOLDINGS, INC.

By:
Name:
Title:

Annex I

REDEEMABLE PREFERRED STOCK

1.             Designation and Amount. The shares of such series shall be designated as “Redeemable Preferred Stock,” and the number of shares constituting the Redeemable Preferred Stock shall be 5,000,000. Such number of shares may be increased or decreased by resolution of the Board adopted and filed pursuant to the DGCL, Section 151(g), or any successor provision; provided, however, that no decrease shall reduce the number of authorized shares of Redeemable Preferred Stock to a number less than the number of such shares then outstanding plus the number of shares reserved for issuance upon the exercise of then-outstanding options, warrants, convertible or exchangeable securities or other rights for the purchase of shares of Redeemable Preferred Stock, if any.

2.             Stated Value.

(a)       Each share of Redeemable Preferred Stock shall have a stated value equal to $1,000 (the “Stated Value”). If at any time after the initial issuance of any shares of Redeemable Preferred Stock, the Company shall effect a stock dividend payable in shares of Redeemable Preferred Stock, a subdivision of the outstanding Redeemable Preferred Stock into a greater number of shares of Redeemable Preferred Stock, or a combination of the outstanding shares of Redeemable Preferred Stock, by reclassification or otherwise, into a lesser number of shares of Redeemable Preferred Stock, then, in any such case, the Stated Value in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)       Upon any adjustment of the Stated Value of the Redeemable Preferred Stock, then and in each such case the Company shall give written notice thereof to the registered holders of the Redeemable Preferred Stock, which notice shall state the Stated Value resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.             Ranking. The Redeemable Preferred Stock shall rank, as to the payment of dividends and the distribution of assets of the Company upon its liquidation, dissolution or winding up: (a) senior to the Common Stock and Class A Common Stock; (b) pari passu with the Company’s Series 2 Redeemable Preferred Stock; and (c) senior to or pari passu with all other classes and series of the Company’s preferred stock.

4.             Dividends in Cash or in Kind.

(a)       Holders of Redeemable Preferred Stock shall be entitled to receive for each share of Redeemable Preferred Stock, and the Company shall pay, subject to the provisions of the DGCL and legally available funds therefor, preferential cumulative dividends at the per annum rate of 7.0% on the Stated Value, payable in arrears in monthly installments on the 15th day of the next following month (or the next following business day thereafter in the event such date is not a business day), when and as declared by the Board of Directors (the “Preferred Dividends”), (i) in cash out of legally available funds, or (ii) at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Redeemable Preferred Stock. Preferred Dividends on shares of Redeemable Preferred Stock shall also be payable upon any Redemption Date, as defined below, on the RPS Exchange Date, as defined below, and upon the final distribution date relating to a Liquidation Event, as defined below. Preferred Dividends shall cease to accrue on shares of Redeemable Preferred Stock on the day immediately prior to any Redemption Date, as defined in Section 9(a) below, and on the final distribution date relating to a Liquidation Event. Regular dividends shall be payable to the holders of record of the Redeemable Preferred Stock as of a regular record date that shall be the final business day of each calendar month, which business day is a day on which the Common Stock trades or is eligible for trading on the primary market for such stock, in accordance with the DGCL. Notwithstanding the foregoing, holders of Redeemable Preferred Stock as of a regular record date must have held their Redeemable Preferred Stock for more than two business days (which business days must be a trading day on which the Common Stock trades or is eligible for trading on the primary market for such stock) in order to be eligible to receive a dividend payment on such shares of Redeemable Preferred Stock on the next payment date. In the event that the Common Stock no longer trades or is eligible for trading on a trading market, the requirement in the prior two sentences that a business day shall be a “trading day” shall not apply. In the case of payment by the Company of dividends in the form of shares of Redeemable Preferred Stock, such stock shall be valued at the Stated Value.

(b)       Preferred Dividends shall be calculated on the basis of a calendar year consisting of twelve 30-day months (or 360 days), and shall begin to accrue on outstanding shares of Redeemable Preferred Stock from the date of each share’s original issuance until paid, whether or not declared. Preferred Dividends shall accrue whether or not there shall be (at the time such Preferred Dividend becomes payable or at any other time) profits, surplus or other funds of the Company legally available for the payment of dividends. Dividends on the Redeemable Preferred Stock shall be cumulative from the date of issue, whether or not declared for any reason, including if such declaration is prohibited under applicable law or any outstanding indebtedness or borrowings of the Company or any of its subsidiaries, or any other contractual provision binding on the Company or any of its subsidiaries.

(c)       No dividend shall be declared on any other series or class or classes of capital stock as to which the Redeemable Preferred Stock ranks senior or pari passu as to dividends or liquidation, including without limitation shares of Common Stock, in respect of any period, nor shall any series or class of capital stock that ranks junior or pari passu to the Redeemable Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money to be paid into any sinking fund or otherwise set apart for the purchase of any such junior stock), unless there shall have been or contemporaneously are declared and paid on all shares of the Redeemable Preferred Stock at the time outstanding all (whether or not earned or declared) accrued and unpaid Preferred Dividends through the most recent payment date; provided, however, that this restriction shall not apply to the repurchase, redemption or exchange by the Company of (i) shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any of its subsidiaries pursuant to agreements under which the Company has the right or option to repurchase such shares upon the occurrence of certain events or otherwise, (ii) shares of Series 2 Redeemable Preferred Stock pursuant to the terms of this Certificate of Incorporation, or terms superior to those contained within this Certificate of Incorporation for the Series 2 Redeemable Preferred Stock, or (iii) shares of Common Stock for exchanged interests pursuant to this Certificate of Incorporation.

(d)       At or prior to such time as Preferred Dividends are due and payable and prior to the issuance of any RPS Exchange Notice, as defined below, a holder of Redeemable Preferred Stock may elect to convert all or any portion of such holder’s accrued but unpaid Preferred Dividends into Redeemable Preferred Stock, with each share having a value equal to the Stated Value, subject to the adjustments contemplated in Section 2 above. In order to exercise such option, a holder of Redeemable Preferred Stock must deliver written notice to the Company before such Preferred Dividends are paid; provided, however, that once a written notice has been so delivered by a holder, such holder may not change such election during the remainder of the calendar year in which such election shall have been made.

5.             Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs (a “Liquidation Event”), before any distribution or payment shall be made to holders of the Common Stock or any other class or series of capital stock ranking junior to the Redeemable Preferred Stock, the holders of shares of Redeemable Preferred Stock shall be entitled to be paid out of the Company’s assets legally available for distribution to the Company’s stockholders, after payment or provision for the Company’s debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the shares of Redeemable Preferred Stock will have no right or claim to any of the Company’s remaining assets. The Company’s consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into the Company, the sale or transfer of any or all of the Company’s assets or business, or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company’s affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of the Company’s capital stock, or otherwise, is permitted under Delaware law, amounts that would be needed, if the Company were to be dissolved at the time of any such distribution, to satisfy the preferential rights of the holders of Redeemable Preferred Stock shall not be added to the Company’s total liabilities.

6.             Voting. Except as otherwise set forth herein or as required by law, holders of the Redeemable Preferred Stock shall not be entitled to vote on any matter on account of their Redeemable Preferred Stock. Unless the DGCL requires otherwise, in the event the DGCL requires the vote of the holders of Redeemable Preferred Stock, voting as a separate class, to authorize an action of the Company, the affirmative vote of holders of a majority of the shares of Redeemable Preferred Stock then outstanding shall constitute the approval of such action by the class.

7.             Certain Notices. The Company will provide the holders of Redeemable Preferred Stock with prior written notice of any meeting of the stockholders of the Company, and written notice of any action taken by the stockholders of the Company without a meeting. The Company will also provide the holders of Redeemable Preferred Stock with at least 20 days’ written notice prior to the consummation of a Liquidation Event.

8.             Protective Provisions. In addition to any other vote or consent required herein or by law, the affirmative vote or written consent of holders of at least a majority of the then-outstanding shares of Redeemable Preferred Stock, voting together as a single class, given in writing or by vote at a meeting, shall be required for the Company to:

(a)       amend, modify, add, repeal or waive any provision of this Annex I or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Redeemable Preferred Stock (other than an amendment solely for the purpose of increasing the number of shares of Redeemable Preferred Stock designated for issuance hereunder); provided, that the foregoing shall not require any vote of or consent from the holders of the Redeemable Preferred Stock for any exchange transaction effected in accordance with the terms of this Certificate of Incorporation;

(b)       authorize, create or issue shares of any class of stock having rights, preferences or privileges upon a liquidation of the Company that are superior to the Redeemable Preferred Stock; or

(c)       amend the Certificate of Incorporation of the Company in a manner that adversely and materially affects the rights of the Redeemable Preferred Stock.

9.             Redemption and Repurchase; Exchange.

(a)            Redemption at the Option of a Holder.

(i)       Upon receipt of a written notice from a Holder requesting that the Company redeem all or any portion of such Holder’s share(s) (the “Holder Redemption Notice”), the Company may redeem the applicable Redeemable Preferred Stock for the Redemption Price, as defined in Section 9(b)(i), subject, however, to the applicable redemption fee specified below:

(A)    if the Holder Redemption Notice is given prior to the first anniversary of the issuance of such Redeemable Preferred Stock, then a 12% redemption fee shall apply;

(B)    if the Holder Redemption Notice is given on or after the first anniversary of the issuance of such Redeemable Preferred Stock, but prior to the second anniversary of the issuance of such Redeemable Preferred Stock, then a 10% redemption fee shall apply;

(C)    if the Holder Redemption Notice is given on or after the second anniversary of the issuance of such Redeemable Preferred Stock, but prior to the third anniversary of the issuance of such Redeemable Preferred Stock, then an 8% redemption fee shall apply; and

(D)    if the Holder Redemption Notice is given on or after the third anniversary of the issuance of such Redeemable Preferred Stock, then no redemption fee shall apply.

(ii)       After the Company’s receipt of the Holder Redemption Notice, the Company shall provide written notice to such requesting holder specifying whether all or a portion of the Redeemable Preferred Stock sought to be redeemed pursuant to the Holder Redemption Notice will be repurchased by the Company (the “Company Redemption Response”). If all or any portion of such Redeemable Preferred Stock is to be repurchased by the Company, the Company’s written notice shall specify the date on which such repurchase and redemption shall occur, which date shall be no more than 60 days after the giving of the Holder Redemption Notice (such date, the “Redemption Date”), and shall include the stock power, if required, described in paragraph (iv) below. On the Redemption Date and in accordance with this Section 9(a), the Company will, to the extent that it has sufficient funds to consummate a redemption, as determined by the Company in its discretion, and to the extent that it may then lawfully do so under the DGCL on the Redemption Date and such payment is further permitted under this Certificate of Incorporation and any then-existing borrowing agreements to which it or its subsidiaries are bound, in connection with the delivery by such holder of the applicable items described in paragraph (iv) below, redeem the shares specified in the Company Redemption Response by paying in cash, via wire transfer of immediately available funds to an account designated in writing by the holder of such shares, an amount per share equal to the applicable Redemption Price.

(iii)       On or before a Redemption Date, a holder of shares of Redeemable Preferred Stock to be redeemed shall surrender to the Company the certificate(s), if any, representing the shares, duly endorsed, in the manner and at the place designated in the Company Redemption Response. In the event such shares are uncertificated, such holder shall deliver to the Company a stock power, duly executed and in the form provided by the Company together with the Company Redemption Response. In the event that less than all of the shares of Redeemable Preferred Stock represented by a certificate are redeemed, the Company shall cause to be issued and delivered to the holder a new certificate representing the unredeemed shares of Redeemable Preferred Stock.

(iv)       From and after the Redemption Date designated in the Company Redemption Response, (A) the shares identified in the Company Redemption Response shall be cancelled on the books and records of the Company, (B) the right to receive Preferred Dividends thereon shall cease to accrue as of the Redemption Date, and (C) all rights of a holder of shares of Redeemable Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor; provided, however, that the shares to be redeemed shall remain issued and outstanding, and all rights of a holder of shares of Redeemable Preferred Stock to be redeemed shall continue, in the event that a holder shall have delivered the required items under paragraph (iv) above as of the Redemption Date but the Company shall not have discharged its obligation to pay the Redemption Price.

(v)       If the Company (A) is unable by virtue of applicable law or provisions in this Certificate of Incorporation to redeem shares of Redeemable Preferred Stock in connection with a Holder Redemption Notice, or (B) cannot redeem shares of Redeemable Preferred Stock in connection with a Holder Redemption Notice without constituting a default under any of the borrowing agreements to which the Company or any of its subsidiaries are a party or otherwise bound, then such redemption obligation shall be discharged promptly after the Company shall have become able to discharge such redemption obligation under applicable law and without causing or constituting a default under any of such borrowing agreements, with all such deferred redemption obligations being satisfied on a prorated basis and regardless of the order in which Holder Redemption Notices shall have been received by the Company. If and so long as the redemption obligation with respect to shares of Redeemable Preferred Stock shall not be fully discharged, the Company shall not declare or make any dividend or other distribution on any junior class or series of capital stock or, directly or indirectly, redeem, purchase or otherwise acquire for any consideration any shares of a junior class or series of capital stock or discharge any optional redemption, sinking-fund or other similar obligation in respect of any such junior class or series of capital stock; provided, however, that this restriction shall not apply to the repurchase by the Company of (i) shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any of its subsidiaries pursuant to agreements under which the Company has the right or option to repurchase such shares upon the occurrence of certain events or otherwise, (ii) shares of Series 2 Redeemable Preferred Stock pursuant to the terms of this Certificate of Incorporation, or terms superior to those contained within this Certificate of Incorporation for Series 2 Redeemable Preferred Stock, or (iii) shares of Common Stock for exchanged interests pursuant to this Certificate of Incorporation.

(b)           Redemption at the Option of Company.

(i)       After the first anniversary of the date of original issuance of any shares of Redeemable Preferred Stock, the Company shall have the right (but not the obligation) to redeem such shares at a price per share equal to 100% of the Stated Value, plus an amount equal to all Preferred Dividends (whether or not declared) accrued and unpaid thereon up to but not including the redemption date (the “Redemption Price”). In the event the Company exercises this redemption right, the Company shall deliver written notice to each holder of Redeemable Preferred Stock that all or part of the Redeemable Preferred Stock will be redeemed (the “Company Redemption Notice”) on a date that is no earlier than 20 and no later than 60 days after the date of the Company Redemption Notice (such date, the “Company Redemption Date”). On the Company Redemption Date and in accordance with this Section 9(b), the Company will, at its option, to the extent it may then lawfully do so under the DGCL (and for so long as (i) a redemption is permitted under the Certificate of Incorporation, and (ii) such redemption does not constitute a default under any of the borrowing agreements to which the Company or any of its subsidiaries are a party or otherwise bound), redeem the shares specified in the Company Redemption Notice by paying in cash, via wire transfer of immediately available funds to an account designated in writing by the holder, an amount per share equal to the Redemption Price. If the Company elects to redeem less than all of the Redeemable Preferred Stock, it shall do so ratably among all holders of Redeemable Preferred Stock to the extent their shares shall have been issued and outstanding for at least one year as of the date of the Company Redemption Notice.

(ii)       On or before the Company Redemption Date, each holder of shares of Redeemable Preferred Stock whose shares are being redeemed under this Section 9(b) shall surrender the certificate(s) representing such shares to the Company, if any, duly endorsed, in the manner and at the place designated in the Company Redemption Notice. In the event such shares of Redeemable Preferred Stock are uncertificated, such holder shall deliver to the Company a stock power, duly executed and in the form to be provided by the Company together with the Company Redemption Notice.

(iii)       From and after the Company Redemption Date, (A) the shares identified in the Company Redemption Notice shall be cancelled on the books and records of the Company, (B) the right to receive Preferred Dividends thereon shall cease to accrue as of the Company Redemption Date, and (C) all rights of a holder of shares of Redeemable Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor; provided, however, that the shares to be redeemed shall remain issued and outstanding, and all rights of a holder of shares of Redeemable Preferred Stock to be redeemed shall continue, in the event that a holder shall have delivered the required items under paragraph (ii) above as of the Company Redemption Date but the Company shall not have discharged its obligation to pay the Redemption Price.

(c)           Repurchase in the Event of Death, Disability or Bankruptcy.

(i)       Subject to the terms of this Section 9(c), within 45 days of the death, Total Permanent Disability or Bankruptcy, as each such term is defined below, of a holder or Beneficial Holder, as defined below, of Redeemable Preferred Stock (a “Holder Repurchase Event”), the estate of such holder or Beneficial Holder (in the event of death) or such holder or Beneficial Holder or his or her legal representative (in the event of Total Permanent Disability or Bankruptcy) may request the Company to repurchase, in whole but not in part, without penalty, the Redeemable Preferred Stock held by such holder (including Redeemable Preferred Stock of the holder held in his or her individual retirement accounts) or Beneficial Holder by delivering to the Company a written request for repurchase (the “Repurchase Request”). Any such Repurchase Request shall set forth the particular Holder Repurchase Event giving rise to the right of the holder or Beneficial Holder to have his or her Redeemable Preferred Stock repurchased by the Company. If Redeemable Preferred Stock is held jointly by natural persons who are legally married, then a Repurchase Request may be made by the surviving holder (or Beneficial Holder) upon the occurrence of a Holder Repurchase Event arising by virtue of a death, or may be made by the disabled or bankrupt holder or Beneficial Holder (or his or her legal representative) upon the occurrence of a Holder Repurchase Event arising by virtue of a Total Permanent Disability or Bankruptcy. In the event Redeemable Preferred Stock is held together by two or more natural persons that are not legally married (regardless of whether held as joint tenants, co-tenants or otherwise), neither of these persons shall have the right to request that the Company repurchase such Redeemable Preferred Stock unless a Holder Repurchase Event shall have occurred for all such co-holders. Other than a Beneficial Holder, a holder that is not an individual natural person does not have the right to request repurchase under this Section 9(c).

(ii)       Upon receipt of a Repurchase Request, the Company shall designate a date for the repurchase of Redeemable Preferred Stock (the “Repurchase Date”), which date shall not be later than the 60th day after the Company shall have received facts or certifications establishing, to the reasonable satisfaction of the Company, the occurrence of the Holder Repurchase Event. On the Repurchase Date, the Company shall, to the extent that it may then lawfully do so under the DGCL on the Repurchase Date and such payment is further permitted under this Certificate of Incorporation and any then-existing borrowing agreements to which it or its subsidiaries are bound, pay the holder or Beneficial Holder, or the estate of the holder or Beneficial Holder, a redemption price equal to the aggregate Stated Value of such Redeemable Preferred Stock to be repurchased, plus accrued but unpaid Preferred Dividends thereon through but not including the Repurchase Date.

(iii) For purposes of this Section 9(c), the capitalized terms Bankruptcy, Beneficial Holder, and Total Permanent Disability shall have the meanings set forth below:

(A)       “Bankruptcy” means, with respect to a holder of Redeemable Preferred Stock who is a natural person, the (1) commencement of a voluntary bankruptcy case by that holder; (2) consent to the entry of an order for relief against such holder in an involuntary bankruptcy case; or (3) consent to the appointment of a custodian of it or for all or substantially all of its property.

(B)       “Beneficial Holder” means an individual natural person that holds a beneficial interest in Redeemable Preferred Stock through a custodian or nominee, including a broker-dealer.

(C)       “Total Permanent Disability” means, with respect to a holder of Redeemable Preferred Stock who is a natural person, a determination by a physician approved by the Company that such holder, who was gainfully employed and working on a full-time basis as of the date on which such Redeemable Preferred Stock was purchased, has been unable to work on a full-time basis for at least 24 consecutive months. In this regard, working “on a full-time basis” shall mean working at least 40 hours per week.

(d)           Exchange.

(i)       To the fullest extent permitted by law, the Company shall have the right (but not the obligation), at any time, to exchange all of the then outstanding shares of Redeemable Preferred Stock for the following consideration in respect of each such share so exchanged: (x) a number of preferred equity securities of the Company or one or more subsidiaries of the Company that are or will be as of the applicable exchange time registered with the SEC (the “RPS exchanged preferred interests” and any such issuer of such RPS exchanged interests, as applicable, the “RPS Issuer”) equal to the RPS Exchange Amount (as defined below) and (y) a cash payment equal to all Preferred Dividends (whether or not declared) accrued and unpaid on such share of Redeemable Preferred Stock up to but not including the RPS Exchange Date (the “RPS Exchange Unpaid Dividend Amount” and, together with the applicable RPS exchanged preferred interests, the “RPS Exchange Consideration”). For purposes of this Section 9(d), the “RPS Exchange Amount” shall mean RPS exchanged preferred interests with an aggregate liquidation preference equal to the Stated Value of the Redeemable Preferred Stock. Each RPS exchanged preferred interest shall have rights, powers and preferences substantially similar to the rights, powers and preferences of the Redeemable Preferred Stock set forth herein; provided, that, notwithstanding anything herein to the contrary, each RPS exchanged preferred interest: (A) need not (1) have any rights, powers or preferences of the Redeemable Preferred Stock provided under the DGCL and not set forth herein or (2) be listed on any national securities exchange and (B) shall (1) have the same liquidation preference as the Stated Value of a share of Redeemable Preferred Stock; provided, that if the RPS Exchange Consideration includes more than one RPS exchanged preferred interest, then the aggregate liquidation preference of all of such RPS exchanged preferred interests shall be the same as the Stated Value of a share of Redeemable Preferred Stock, (2) rank at the time of such exchange pari passu to the other preferred equity securities, and senior to the common equity securities, of the RPS Issuer, (3) accrue monthly cumulative dividends of not less than 7.5% per annum, subject to increase in the Board’s discretion, on the stated value of such RPS exchanged preferred interest payable when, as and if declared by the board of directors, manager, general partner or other governing body or person of the RPS Issuer in cash or in kind at the election of the RPS Issuer, (4) have no voting powers except for those substantially similar to the voting powers of the Redeemable Preferred Stock expressly set forth herein, (5) have no protective provisions beyond protective provisions substantially similar to those provided in Section 8 with respect to the Redeemable Preferred Stock, (6) be subject to redemption on terms substantially similar to those provided under subsections (a), (b) and (c) of this Section 9, and (7) be subject to conversion into common equity securities of the RPS Issuer or a subsidiary of the RPS Issuer on terms substantially similar to those governing the conversion of the Redeemable Preferred Stock under Section 10; provided, that the conversion price shall be equal to, or less than, $12.00 per common equity security, as the same may be equitably adjusted upon stock dividends, subdivisions or combinations, by reclassification or otherwise after the issuance of such common equity securities. In the event the Company exercises this exchange right, the Company shall provide notice to each holder of Redeemable Preferred Stock that the Redeemable Preferred Stock will be exchanged (the “RPS Exchange Notice”) on a date that is no earlier than twenty (20) days after the date of the RPS Exchange Notice (such date, the “RPS Exchange Date”); provided, that in order to ensure that the RPS exchanged preferred interests are registered with the SEC or the securities issued in connection with any exchange of the Common Stock of the Company are registered with the SEC or listed on a national securities exchange, the Company may delay the RPS Exchange Date to a later date by publicly filing a document with the SEC that discloses such delay and identifies the delayed RPS Exchange Date. The RPS Exchange Notice, if sent by first-class mail, postage prepaid, to a stockholder’s address as it appears on the records of the Company, shall be conclusively presumed to have been duly given, whether or not the holder receives such RPS Exchange Notice. In any case, failure to give such notice or any defect in the notice to the holder of any share of Redeemable Preferred Stock shall not affect the validity of the proceedings for the exchange of any share of Redeemable Preferred Stock. On the RPS Exchange Date and in accordance with this Section 9(d), the Company will, at its option, to the extent it may then lawfully do so under Delaware law (and for so long as such exchange does not constitute a default under any of the borrowing agreements to which the Company or any of its subsidiaries are a party or otherwise bound), exchange the shares specified in the RPS Exchange Notice by: (x) paying in cash, via wire transfer of immediately available funds to an account designated in writing by the holder, an amount per share equal to the RPS Exchange Unpaid Dividend Amount with respect to such shares; and (y) causing the applicable RPS exchanged preferred interests in respect of each share of Redeemable Preferred Stock so exchanged to be distributed to the holder thereof (subject to the treatment of fractional interests pursuant to Section 9(d)(iv)). The Board shall have the power and authority to make all determinations regarding whether or not a characteristic of a security is “substantially similar” to that of another security and all such determinations made by the Board shall be final, conclusive and binding.

(ii)       On or before the RPS Exchange Date, each holder of shares of Redeemable Preferred Stock whose shares are being exchanged under this Section 9(d) shall (i) surrender the certificate(s) representing such shares to the Company, if any, duly endorsed, in the manner and at the place designated in the RPS Exchange Notice (or, in the event such shares of Redeemable Preferred Stock are uncertificated, such holder shall deliver to the Company a stock power, duly executed and in the form to be provided by the Company together with the RPS Exchange Notice) and (ii) designate in writing to the Company an account for payment of the RPS Exchange Unpaid Dividend Amount and any amounts to be paid pursuant to paragraph (iv) below.

(iii)       From and after the RPS Exchange Date, and irrespective of whether any holder of shares of Redeemable Preferred Stock has complied with the requirements of Section 9(d)(ii) hereof: (A) all shares of Redeemable Preferred Stock shall be cancelled on the books and records of the Company and shall cease to be outstanding, (B) the right to receive Preferred Dividends thereon shall cease to accrue as of the RPS Exchange Date, and (C) all rights of a holder of shares of Redeemable Preferred Stock to be exchanged shall cease and terminate other than the right to receive the RPS Exchange Consideration therefor; provided, however, that the shares to be exchanged shall remain issued and outstanding, and all rights of a holder of shares of Redeemable Preferred Stock to be exchanged shall continue, solely in the event that a holder shall have delivered the required items under paragraph (ii) above as of the RPS Exchange Date but the Company shall not have discharged its obligation to pay the RPS Exchange Consideration in exchange therefor.

(iv)       Notwithstanding anything herein to the contrary, neither the Company nor the RPS Issuer shall be obligated to issue fractional units or shares of RPS exchanged preferred interests in respect of any shares of Redeemable Preferred Stock so exchanged and, in lieu of any fractional units or shares of the RPS exchanged preferred interests not so issued, the Company shall pay to the holder thereof on the RPS Exchange Date, an amount in cash equal to the product of such fraction and the fair value of a share or unit of such RPS exchanged preferred interest as of the RPS Exchange Date as determined by the Board, which cash payment in respect of any exchanged shares of Redeemable Preferred Stock shall be deemed part of the “RPS Exchange Consideration” for all purposes hereunder.

10.          Conversion.

(a)        Conversions at Option of Holder. Holders of Redeemable Preferred Stock have the option to convert their Redeemable Preferred Stock, plus accrued but unpaid Preferred Dividends thereon, at any time and from time to time and prior to the issuance of any RPS Exchange Notice, into that number of shares of Common Stock determined by dividing the Stated Value of such shares of Redeemable Preferred Stock (plus accrued but unpaid Preferred Dividends thereon, if being converted) by the Conversion Price, as defined below; provided, however, that the maximum amount of Redeemable Preferred Stock, together with accrued but unpaid Preferred Dividends thereon, that any holder may convert shall not exceed 15% of the Stated Value of Redeemable Preferred Stock originally purchased by such holder from the Company and still held by such holder (excluding, for this purpose, shares of Redeemable Preferred Stock issued to the holder in satisfaction of Preferred Dividends); and provided, further, that upon the giving of a Company Redemption Notice, the right to convert shares of Redeemable Preferred Stock subject to redemption shall be suspended through the Company Redemption Date. Holders of Redeemable Preferred Stock shall effect conversions by delivering to the Company a conversion notice in the form provided by the Company (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Redeemable Preferred Stock to be converted (and whether any accrued but unpaid dividends thereon are being converted), and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Notice of Conversion is delivered to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, then the Conversion Date shall be the date that such Notice of Conversion is deemed given hereunder.

(b)       Conversion Price. The conversion price for the Redeemable Preferred Stock shall be the volume-weighted average price of the Company’s Common Stock for the 20 trading days immediately prior to the date of conversion of such Redeemable Preferred Stock (the “Conversion Price”), subject, however, to a minimum Conversion Price of $15, as the same may be equitably adjusted upon stock dividends, subdivisions or combinations, by reclassification or otherwise.

(c)       Mechanics of Conversion.

(i)       Not later than five business days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting holder of Redeemable Preferred Stock a certificate representing the Conversion Shares or shall deliver any Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions. “Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the shares of Redeemable Preferred Stock in accordance with the terms hereof.

(ii)       Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable holder of Redeemable Preferred Stock by the Share Delivery Date, such holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event such holder shall promptly return to the Company the Common Stock certificates, if any, issued to such holder pursuant to the rescinded Conversion Notice.

(iii)       Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Redeemable Preferred Stock, as herein provided, free from preemptive rights or any other actual contingent purchase rights, that number of shares of the Common Stock as shall be issuable upon the conversion of all then-outstanding shares of Redeemable Preferred Stock eligible for conversion hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(iv)       Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Redeemable Preferred Stock. As to any fraction of a share which the holder of Redeemable Preferred Stock would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(v)       Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of the Redeemable Preferred Stock shall be made without charge to any holder of Redeemable Preferred Stock for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holders of such shares of Redeemable Preferred Stock and the Company shall not be required to issue or deliver such certificates unless or until the holder requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for processing of any Notice of Conversion.

11.       No Sinking Fund. The Company shall not be required to establish any sinking or retirement fund with respect to the shares of Redeemable Preferred Stock.

12.       Fractional Shares. Redeemable Preferred Stock may be issued in fractional shares.

13.       Loss, Theft or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of shares of Redeemable Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of any certificate representing such Redeemable Preferred Stock, the Company cause to be made, issued and delivered, in lieu of such lost, stolen, destroyed or mutilated shares of Redeemable Preferred Stock, new shares of Redeemable Preferred Stock of like tenor.

14.       Who Deemed Absolute Owner. The Company may deem the holder in whose name the Redeemable Preferred Stock shall be registered upon the books and records of the Company to be, and may treat it as, the absolute owner of the Redeemable Preferred Stock for the purpose of making payment of Preferred Dividends, for the payment or issuance of the Redemption Price or the RPS Exchange Consideration, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability of the Company in respect of the Redeemable Preferred Stock to the extent of the sum or sums so paid.

15.       Notices. Unless otherwise provided herein, all notices or other communications or deliveries to be provided shall be given in writing and delivered (a) in person (b) by overnight courier, or (c) mailed by first-class mail (registered or certified, return-receipt requested), facsimile or email, to the other’s address:

If to the Company:	GWG Holdings, Inc. 325 North St. Paul Street, Suite 2650 Dallas, TX 75201Attention: General Counsel Facsimile:(651) 925-0555

If to a holder of Redeemable Preferred Stock:	such address as is shown on the books and records of the Company or such other more recent address as a holder of Redeemable Preferred Stock shall have provided in writing to the Company.

Notice shall be treated as given when personally received or, if sent as provided above, the effective date of the notice shall, as applicable, be the date of delivery if delivered in person, the date of the written receipt received upon delivery if delivered via overnight courier, three days after date the notice is sent if mailed by first-class mail (registered or return-receipt requested), the date on which transmitted by confirmed facsimile, or the day after the date on which transmitted via an email address of record (without receipt of any failure notice).

15.       Reacquired Shares. If any Redeemable Preferred Stock is exchanged, redeemed, purchased or otherwise acquired by the Company in any manner, such shares shall be returned to the number of authorized but unissued shares of Redeemable Preferred Stock.

16.       Severability. If any provision of this Annex I, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, then (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Annex I and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

* * * * * * *

Annex II

SERIES 2 REDEEMABLE PREFERRED STOCK

1.             Designation and Amount. The shares of such series shall be designated as “Series 2 Redeemable Preferred Stock,” and the number of shares constituting the Series 2 Redeemable Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board adopted and filed pursuant to the DGCL, Section 151(g), or any successor provision; provided, however, that no decrease shall reduce the number of authorized shares of Series 2 Redeemable Preferred Stock to a number less than the number of such shares then outstanding plus the number of shares reserved for issuance upon the exercise of any then-outstanding options, warrants, convertible or exchangeable securities or other rights for the purchase of shares of Series 2 Redeemable Preferred Stock, if any.

2.            Stated Value.

(a)       Each share of Series 2 Redeemable Preferred Stock shall have a stated value equal to $1,000 (the “Stated Value”). If at any time after the initial issuance of any shares of Series 2 Redeemable Preferred Stock, the Company effects (i) a stock dividend payable in shares of Series 2 Redeemable Preferred Stock, (ii) a subdivision of the outstanding Series 2 Redeemable Preferred Stock into a greater number of shares of Series 2 Redeemable Preferred Stock, or (iii) a combination of the outstanding shares of Series 2 Redeemable Preferred Stock, by reclassification or otherwise, into a lesser number of shares of Series 2 Redeemable Preferred Stock, then, in any such case, the Stated Value in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b)       Upon any adjustment of the Stated Value of the Series 2 Redeemable Preferred Stock, then and in each such case the Company shall give written notice thereof to the registered holders of the Series 2 Redeemable Preferred Stock (“Holders”), which notice shall state the new stated value resulting from such adjustment and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.            Ranking. As to the payment of dividends and the distribution of assets of the Company upon its liquidation, dissolution or winding up, the Series 2 Redeemable Preferred Stock shall rank as follows: (a) senior to the Common Stock and Class A Common Stock; (b) pari passu with the Company’s Redeemable Preferred Stock; and (c) senior to or pari passu with all other classes and series of the Company’s preferred stock.

4.            Dividends in Cash or in Kind.

(a)       Holders shall be entitled to receive for each share of Series 2 Redeemable Preferred Stock, and the Company shall pay, subject to the provisions of the DGCL and legally available funds therefor, preferential cumulative dividends at the per annum rate of 7.0% on the Stated Value, payable in arrears in monthly installments on the 15th day of the next following month (or if such date is not a business day, then the next following business day), when and as declared by the Board (the “Preferred Dividends”), (i) in cash out of legally available funds, or (ii) at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Series 2 Redeemable Preferred Stock. Preferred Dividends on shares of Series 2 Redeemable Preferred Stock shall also be payable upon any Redemption Date, as defined below, on the RPS2 Exchange Date, as defined below, and upon the final distribution date relating to a Liquidation Event, as defined below.

(b)       Preferred Dividends shall cease to accrue on shares of Series 2 Redeemable Preferred Stock on the day immediately prior to any Redemption Date, as defined in Section 9(a) below, and on the final distribution date relating to a Liquidation Event.

(c)       Regular dividends shall be payable to the Holders, in accordance with the DGCL, as of each regular record date that is the final business day of a calendar month that is also a day on which the Company’s common stock trades or is eligible for trading on the primary market for such stock. Notwithstanding the foregoing, Holders as of a regular record date must have held their Series 2 Redeemable Preferred Stock for more than two business days (each of which must also have been a trading day on which the Company’s common stock traded or was eligible for trading on the primary market for such stock) in order to be eligible to receive a dividend payment on the next payment date. If the Company’s common stock no longer trades or is eligible for trading on a trading market, then the requirement in the prior two sentences that a business day shall be a “trading day” shall not apply. In the case of payment by the Company of dividends in the form of shares of Series 2 Redeemable Preferred Stock, such stock shall be valued at the Stated Value.

(d)       Preferred Dividends shall be calculated on the basis of a calendar year consisting of twelve 30-day months (or 360 days), and shall begin to accrue on outstanding shares of Series 2 Redeemable Preferred Stock from the date of each share’s original issuance until paid, whether or not declared. Preferred Dividends shall accrue whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends at the time such Preferred Dividends become payable or at any other time. Preferred Dividends shall be cumulative from the date of issue, whether or not declared for any reason, including if such declaration is prohibited under applicable law or any outstanding indebtedness or borrowings of the Company or any of its subsidiaries, or any other contractual provision binding on the Company or any of its subsidiaries.

(e)       No dividend shall be declared on any other series or class or classes of capital stock to which the Series 2 Redeemable Preferred Stock ranks senior or pari passu as to dividends or liquidation, including without limitation shares of Common Stock, in respect of any period, nor shall any series or class of capital stock that ranks junior or pari passu to the Series 2 Redeemable Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any money to be paid into any sinking fund or otherwise set apart for the purchase of any such junior stock), unless all accrued and unpaid Preferred Dividends through the most recent payment date have been or contemporaneously are declared and paid on all then-outstanding shares of the Series 2 Redeemable Preferred Stock; provided, however, that this restriction shall not apply to the repurchase, redemption or exchange by the Company of (i) shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any of its subsidiaries pursuant to agreements under which the Company has the right or option to repurchase such shares upon the occurrence of certain events or otherwise, (ii) shares of Redeemable Preferred Stock pursuant to the terms of this Certificate of Incorporation, or terms superior to those contained within this Certificate of Incorporation for the Redeemable Preferred Stock, or (iii) shares of Common Stock for exchanged interests pursuant to this Certificate of Incorporation.

5.             Liquidation Preference.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs (a “Liquidation Event”), before any distribution or payment shall be made to holders of the Common Stock or any other class or series of capital stock ranking junior to the Series 2 Redeemable Preferred Stock, the holders of shares of Series 2 Redeemable Preferred Stock shall be entitled to be paid out of the Company’s assets legally available for distribution to the Company’s stockholders, after payment or provision for the Company’s debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the shares of Series 2 Redeemable Preferred Stock will have no right or claim to any of the Company’s remaining assets. The Company’s consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into the Company, the sale or transfer of any or all of the Company’s assets or business, or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company’s affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of the Company’s capital stock, or otherwise, is permitted under Delaware law, amounts that would be needed, if the Company were to be dissolved at the time of any such distribution, to satisfy the preferential rights of the holders of Series 2 Redeemable Preferred Stock shall not be added to the Company’s total liabilities.

6.             Voting. Except as otherwise set forth herein or as required by law, Holders shall not be entitled to vote on any matter on account of their Series 2 Redeemable Preferred Stock. If the DGCL requires the vote of the Holders, voting as a separate class, to authorize an action of the Company, then the affirmative vote of the Holders of a majority of then-outstanding shares of Series 2 Redeemable Preferred Stock shall constitute the approval of such action by the class, unless the DGCL requires a different threshold, in which case such different threshold shall apply.

7.            Certain Notices. The Company will provide the Holders with prior written notice of any meeting of the stockholders of the Company, and written notice of any action taken by the stockholders of the Company without a meeting. The Company will also provide the Holders with at least 20 days’ written notice prior to the consummation of a Liquidation Event.

8.            Protective Provisions. In addition to any other vote or consent required herein or by law, the affirmative vote or written consent of Holders of a majority of then-outstanding shares of Series 2 Redeemable Preferred Stock, voting together as a single class, given in writing or by a vote at a meeting, shall be required for the Company to:

(a)       amend or waive any provision of this Annex II or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series 2 Redeemable Preferred Stock (other than an amendment solely for the purpose of changing the number of shares of Series 2 Redeemable Preferred Stock designated for issuance hereunder, as contemplated in Section 1 above); provided, that the foregoing shall not require any vote of or consent from the holders of the Series 2 Redeemable Preferred Stock for any exchange transaction effected in accordance with the terms of this Certificate of Incorporation;

(b)       authorize, create or issue shares of any class of stock having rights, preferences or privileges upon a liquidation of the Company that are superior to the Series 2 Redeemable Preferred Stock; or

(c)       amend the Certificate of Incorporation of the Company in a manner that adversely and materially affects the rights of the Series 2 Redeemable Preferred Stock.

9.            Redemption and Repurchase; Exchange.

(a)           Redemption Request by a Holder.

(i)       Upon receipt of a written notice from a Holder requesting that the Company redeem all or any portion of such Holder’s share(s) (the “Holder Redemption Notice”), the Company may choose to (but shall not be obligated to) redeem the applicable Series 2 Redeemable Preferred Stock for the Redemption Price, as defined in Section 9(b)(i), subject, however, to the applicable redemption fee specified below:

(A)       if the Holder Redemption Notice is given prior to or on the first anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then a 12% redemption fee shall apply;

(B)       if the Holder Redemption Notice is given after the first anniversary of the issuance of such Series 2 Redeemable Preferred Stock and prior to or on the second anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then a 10% redemption fee shall apply;

(C)       if the Holder Redemption Notice is given after the second anniversary of the issuance of such Series 2 Redeemable Preferred Stock and prior to or on the third anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then a 8% redemption fee shall apply; and

(D)       if the Holder Redemption Notice is given after the third anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then no redemption fee shall apply.

(ii)       Within 30 days after the Company’s receipt of the Holder Redemption Notice, the Company shall provide written notice to such requesting Holder specifying whether all or a portion of the Series 2 Redeemable Preferred Stock sought to be redeemed pursuant to the Holder Redemption Notice will be repurchased by the Company (which the Company shall determine in its discretion) (the “Company Redemption Response”). If all or any portion of such Series 2 Redeemable Preferred Stock is to be repurchased by the Company, then the Company Redemption Response shall specify the date on which such repurchase and redemption shall occur (the “Redemption Date”), which date shall be no more than 60 days after the giving of the Holder Redemption Notice, and the Company Redemption Response shall include the stock power, if required, described in paragraph (iv) below.

(iii)       On any Redemption Date and in accordance with this Section 9(a), the Company will, to the extent that it has sufficient funds to consummate a redemption, as determined by the Company in its discretion, and to the extent that it may then lawfully do so under the DGCL and such payment is further permitted under the Company’s Certificate of Incorporation (including all related certificates of designation), and any borrowing agreements to which it or its subsidiaries are bound (the “Borrowing Agreements”), in connection with the delivery by such Holder of the applicable items described in paragraph (iv) below, redeem the shares specified in the Company Redemption Response by paying in cash, via wire transfer of immediately available funds to an account designated in writing by the Holder, an amount per share equal to the applicable Redemption Price.

(iv)       On or before a Redemption Date, the applicable Holder shall deliver to the Company a stock power duly executed (in the form provided by the Company together with the Company Redemption Response).

(v)       From and after the Redemption Date, (A) the shares identified in the Company Redemption Response shall be cancelled on the books and records of the Company, (B) the right to receive Preferred Dividends thereon shall cease to accrue, and (C) all rights of the Holder of the shares to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor (which right shall be contingent upon the Holder delivering the stock power required under paragraph (iv) above); provided, however, that if as of the close of business on the Redemption Date the Company has not paid the Redemption Price with respect to such Holder (other than any case in which the Redemption Price has not been paid due to a failure by the Holder to deliver the stock power required under paragraph (iv) above), then the shares to be redeemed shall remain issued and outstanding, and all rights of such Holder with respect to such shares shall continue.

(vi)       If, on any Redemption Date, the Company (A) is unable, by virtue of applicable law or provisions in this Certificate of Incorporation (including all related certificates of designation), to redeem shares of Series 2 Redeemable Preferred Stock, or (B) cannot redeem shares of Series 2 Redeemable Preferred Stock without constituting a default under any Borrowing Agreements, then such redemption obligation shall be discharged promptly after the Company becomes able to discharge such redemption obligation under applicable law and without causing or constituting a default under Borrowing Agreements, with all such deferred redemption obligations being satisfied on a prorated basis and regardless of the order in which any Holder Redemption Notices shall have been received by the Company. If and so long as the redemption obligation with respect to shares of Series 2 Redeemable Preferred Stock has not been fully discharged, the Company shall not declare or make any dividend or other distribution on any junior class or series of capital stock or directly or indirectly redeem, purchase or otherwise acquire for any consideration any shares of a junior class or series of capital stock or discharge any optional redemption, sinking fund or other similar obligation in respect of any such junior class or series of capital stock; provided, however, that this restriction shall not apply to the repurchase by the Company of shares of (x) Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any of its subsidiaries pursuant to agreements under which the Company has the right or option to repurchase such shares upon the occurrence of certain events or otherwise, (y) Redeemable Preferred Stock pursuant to the terms of this Certificate of Incorporation, or terms superior to those contained within this Certificate of Incorporation for Redeemable Preferred Stock, or (z) Common Stock for exchanged interests pursuant to this Certificate of Incorporation.

(b)           Redemption at the Option of the Company.

(i)       The Company shall have the right (but not the obligation) to redeem shares of Series 2 Redeemable Preferred Stock at a price per share equal to the Stated Value plus an amount equal to all accrued and unpaid Preferred Dividends thereon (whether or not declared), up to but not including the Company Redemption Date, as defined below (such amount, the “Redemption Price”); provided, however, that if the Company redeems any shares of Series 2 Redeemable Preferred Stock prior to the one-year anniversary of their issuance, then the Redemption Price shall include a premium equal to the amount by which the Redemption Price (calculated as above) is less than 107% of the Stated Value of those shares. To exercise this redemption right, the Company shall deliver written notice to each Holder that all or part of the Series 2 Redeemable Preferred Stock will be redeemed (the “Company Redemption Notice”) on a date that is no earlier than 20 and no later than 60 days after the date of the Company Redemption Notice (such date, the “Company Redemption Date”); provided, however, that if the Company elects to redeem less than all of the Series 2 Redeemable Preferred Stock, it shall do so ratably among all Holders.

(ii)       On the Company Redemption Date and in accordance with this Section 9(b), the Company will, at its option (to the extent it may then lawfully do so under the DGCL, and for so long as (A) a redemption is permitted under this Certificate of Incorporation, and (B) such redemption does not constitute a default under any Borrowing Agreements), redeem the shares specified in the Company Redemption Notice by paying in cash, via wire transfer of immediately available funds to the respective accounts designated in writing by the applicable Holders, an amount per share equal to the Redemption Price.

(iii)       On or before the Company Redemption Date, each Holder whose shares are being redeemed under this Section 9(b) shall deliver to the Company a stock power, duly executed (in the form provided by the Company together with the Company Redemption Notice).

(iv)       From and after the Company Redemption Date, (A) the shares identified in the Company Redemption Notice shall be cancelled on the books and records of the Company, (B) the right to receive Preferred Dividends thereon shall cease to accrue, and (C) all rights of Holders with respect to the shares to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price with respect to such shares (which right shall be contingent upon the Holder delivering the stock power required under paragraph (iii) above); provided, however, that if as of the close of business on the Redemption Date the Company has not paid the Redemption Price with respect to such Holder (other than any case in which the Redemption Price has not been paid due to a failure by the Holder to deliver the stock power required under paragraph (iii) above), then the shares to be redeemed shall remain issued and outstanding, and all rights of such Holder with respect to such shares shall continue.

(c)           Repurchase in the Event of Death, Disability or Bankruptcy.

(i)       Subject to the terms of this Section 9(c), within 45 days of the death, Total Permanent Disability or Bankruptcy, as each such term is defined in paragraph (iv) below, of a Holder or Beneficial Holder, as defined below (a “Holder Repurchase Event”), the estate of such Holder or Beneficial Holder (in the event of death) or such Holder or Beneficial Holder or his or her legal representative (in the event of Total Permanent Disability or Bankruptcy) may request that the Company repurchase, in whole but not in part, without penalty, the Series 2 Redeemable Preferred Stock held by such Holder (including Series 2 Redeemable Preferred Stock of the Holder held in his or her individual retirement accounts) or Beneficial Holder by delivering to the Company a written request for repurchase (a “Repurchase Request”). Any such Repurchase Request shall identify the applicable Holder Repurchase Event. If Series 2 Redeemable Preferred Stock is held jointly by natural persons who are legally married, then a Repurchase Request may be made by (A) the surviving Holder (or Beneficial Holder) upon the occurrence of a Holder Repurchase Event arising by virtue of a death, or (B) the disabled or bankrupt Holder or Beneficial Holder (or his or her legal representative) upon the occurrence of a Holder Repurchase Event arising by virtue of a Total Permanent Disability or Bankruptcy. If Series 2 Redeemable Preferred Stock is held together by two or more natural persons that are not legally married (regardless of whether held as joint tenants, co-tenants or otherwise), then none of such co-Holders shall have the right to make a Repurchase Request unless a Holder Repurchase Event has occurred for each such co-Holder. A Holder that is not an individual natural person does not have the right to make a Repurchase Request.

(ii)       Upon receipt of a Repurchase Request, the Company shall designate a date for the repurchase of Series 2 Redeemable Preferred Stock (the “Repurchase Date”), which date shall not be later than the 60th day after the Company is provided with facts or certifications establishing, to the reasonable satisfaction of the Company, the occurrence of the Holder Repurchase Event. On the Repurchase Date, the Company shall, to the extent that it may then lawfully do so under the DGCL and such payment is further permitted under this Certificate of Incorporation and any Borrowing Agreements, pay the Holder or Beneficial Holder, or the estate of the Holder or Beneficial Holder, an amount per share equal to the Stated Value plus all accrued and unpaid Preferred Dividends thereon (whether or not declared), up to but not including the Repurchase Date (the “Repurchase Price”).

(iii)       From and after the Repurchase Date, (A) the shares being repurchased pursuant to the Repurchase Request shall be cancelled on the books and records of the Company, (B) the right to receive Preferred Dividends thereon shall cease to accrue, and (C) all rights of the Holder with respect to the shares being repurchased shall cease and terminate, excepting only the right to receive the Repurchase Price with respect to such shares (which right shall be contingent upon the Holder delivering a stock power relating to the shares to be repurchased); provided, however, that if as of the close of business on the Repurchase Date the Company has not paid the Repurchase Price (other than any case in which the Repurchase Price has not been paid due to a failure by the Holder to deliver a required stock power), then the shares to be repurchased shall remain issued and outstanding, and all rights of such Holder with respect to such shares shall continue.

(iv)       For purposes of this Section 9(c):

(A)       “Bankruptcy” means, with respect to a Beneficial Holder or Holder who is an individual natural person, the (1) commencement of a voluntary bankruptcy case by that Beneficial Holder or Holder; (2) consent to the entry of an order for relief against such Beneficial Holder or Holder in an involuntary bankruptcy case; or (3) consent to the appointment of a custodian of such Beneficial Holder or Holder or for all or substantially all of such person’s property;

(B)       “Beneficial Holder” means an individual natural person that holds a beneficial interest in Series 2 Redeemable Preferred Stock through a custodian or nominee, including a broker-dealer; and

(C)       “Total Permanent Disability” means, with respect to a Beneficial Holder or Holder who is an individual natural person, a determination by a physician approved by the Company that such person, who was gainfully employed and working at least 40 hours per week as of the date on which Series 2 Redeemable Preferred Stock was purchased, has been unable to work 40 or more hours per week for at least 24 consecutive months.

(d)       Exchange.

(i)       To the fullest extent permitted by law, the Company shall have the right (but not the obligation), at any time, to exchange all of the then outstanding shares of Series 2 Redeemable Preferred Stock for the following consideration in respect of each such share so exchanged: (x) a number of preferred equity securities of the Company or one or more subsidiaries of the Company that are or will be as of the applicable exchange time registered with the SEC (the “RPS2 exchanged preferred interests” and any such issuer of such RPS2 exchanged interests, as applicable, the “RPS2 Issuer”) equal to the RPS2 Exchange Amount (as defined below) and (y) a cash payment equal to all Preferred Dividends (whether or not declared) accrued and unpaid on such share of Series 2 Redeemable Preferred Stock up to but not including the RPS2 Exchange Date (the “RPS2 Exchange Unpaid Dividend Amount” and, together with the applicable RPS2 exchanged preferred interests, the “RPS2 Exchange Consideration”). For purposes of this Section 9(d), the “RPS2 Exchange Amount” shall mean RPS2 exchanged preferred interests with an aggregate liquidation preference equal to the Stated Value of the Series 2 Redeemable Preferred Stock. Each RPS2 exchanged preferred interest shall have rights, powers and preferences substantially similar to the rights, powers and preferences of the Series 2 Redeemable Preferred Stock set forth herein; provided, that, notwithstanding anything herein to the contrary, each RPS2 exchanged preferred interest: (A) need not (1) have any rights, powers or preferences of the Series 2 Redeemable Preferred Stock provided under the DGCL and not set forth herein or (2) be listed on any national securities exchange and (B) shall (1) have the same liquidation preference as the Stated Value of a share of Series 2 Redeemable Preferred Stock; provided, that if the RPS2 Exchange Consideration includes more than one RPS2 exchanged preferred interest, then the aggregate liquidation preference of all of such RPS2 exchanged preferred interests shall be the same as the Stated Value of a share of Series 2 Redeemable Preferred Stock, (2) rank at the time of such exchange pari passu to the other preferred equity securities, and senior to the common equity securities, of the RPS2 Issuer, (3) accrue monthly cumulative dividends of not less than 7.5% per annum, subject to increase in the Board’s discretion, on the stated value of such RPS2 exchanged preferred interests payable when, as and if declared by the board of directors, manager, general partner or other governing body or person of the RPS2 Issuer in cash or in kind at the election of the RPS2 Issuer, (4) have no voting powers except for those substantially similar to the voting powers of the Series 2 Redeemable Preferred Stock expressly set forth herein, (5) have no protective provisions beyond protective provisions substantially similar to those provided in Section 8 with respect to the Series 2 Redeemable Preferred Stock, (6) be subject to redemption on terms substantially similar to those provided under subsections (a), (b) and (c) of this Section 9, and (7) be subject to conversion into common equity securities of the RPS2 Issuer or a subsidiary of the RPS2 Issuer on terms substantially similar to those governing the conversion of the Series 2 Redeemable Preferred Stock under Section 10; provided, that the conversion price shall be equal to, or less than, $12.00 per common equity security, as the same may be equitably adjusted upon stock dividends, subdivisions or combinations, by reclassification or otherwise after the issuance of such common equity securities. In the event the Company exercises this exchange right, the Company shall provide notice to each holder of Series 2 Redeemable Preferred Stock that the Series 2 Redeemable Preferred Stock will be exchanged (the “RPS2 Exchange Notice”) on a date that is no earlier than twenty (20) days after the date of the RPS2 Exchange Notice (such date, the “RPS2 Exchange Date”); provided, that in order to ensure that the RPS2 exchanged preferred interests are registered with the SEC or the securities issued in connection with any exchange of the Common Stock of the Company are registered with the SEC or listed on a national securities exchange, the Company may delay the RPS2 Exchange Date to a later date by publicly filing a document with the SEC that discloses such delay and identifies the delayed RPS2 Exchange Date. The RPS2 Exchange Notice, if sent by first-class mail, postage prepaid, to a stockholder’s address as it appears on the records of the Company, shall be conclusively presumed to have been duly given, whether or not the holder receives such RPS2 Exchange Notice. In any case, failure to give such notice or any defect in the notice to the holder of any share of Series 2 Redeemable Preferred Stock shall not affect the validity of the proceedings for the exchange of any share of Series 2 Redeemable Preferred Stock. On the RPS2 Exchange Date and in accordance with this Section 9(d), the Company will, at its option, to the extent it may then lawfully do so under Delaware law (and for so long as such exchange does not constitute a default under any of the borrowing agreements to which the Company or any of its subsidiaries are a party or otherwise bound), exchange the shares specified in the RPS2 Exchange Notice by: (x) paying in cash, via wire transfer of immediately available funds to an account designated in writing by the holder, an amount per share equal to the RPS2 Exchange Unpaid Dividend Amount with respect to such shares; and (y) causing the applicable RPS2 exchanged preferred interests in respect of each share of Series 2 Redeemable Preferred Stock so exchanged to be distributed to the holder thereof (subject to the treatment of fractional interests pursuant to Section 9(d)(iv)). The Board shall have the power and authority to make all determinations regarding whether or not a characteristic of a security is “substantially similar” to that of another security and all such determinations made by the Board shall be final, conclusive and binding.

(ii)       On or before the RPS2 Exchange Date, each holder of shares of Series 2 Redeemable Preferred Stock whose shares are being exchanged under this Section 9(d) shall (i) surrender the certificate(s) representing such shares to the Company, if any, duly endorsed, in the manner and at the place designated in the RPS2 Exchange Notice (or, in the event such shares of Series 2 Redeemable Preferred Stock are uncertificated, such holder shall deliver to the Company a stock power, duly executed and in the form to be provided by the Company together with the RPS2 Exchange Notice) and (ii) designate in writing to the Company an account for payment of the RPS2 Exchange Unpaid Dividend Amount and any amounts to be paid pursuant to paragraph (iv) below.

(iii)       From and after the RPS2 Exchange Date, and irrespective of whether any holder of shares of Series 2 Redeemable Preferred Stock has complied with the requirements of Section 9(d)(ii) hereof: (A) all shares of Series 2 Redeemable Preferred Stock shall be cancelled on the books and records of the Company and shall cease to be outstanding, (B) the right to receive Preferred Dividends thereon shall cease to accrue as of the RPS2 Exchange Date, and (C) all rights of a holder of shares of Series 2 Redeemable Preferred Stock to be exchanged shall cease and terminate other than the right to receive the RPS2 Exchange Consideration therefor; provided, however, that the shares to be exchanged shall remain issued and outstanding, and all rights of a holder of shares of Series 2 Redeemable Preferred Stock to be exchanged shall continue, solely in the event that a holder shall have delivered the required items under paragraph (ii) above as of the RPS2 Exchange Date but the Company shall not have discharged its obligation to pay the RPS2 Exchange Consideration in exchange therefor.

(iv)       Notwithstanding anything herein to the contrary, neither the Company nor the RPS2 Issuer shall be obligated to issue fractional units or shares of RPS2 exchanged preferred interests in respect of any shares of Series 2 Redeemable Preferred Stock so exchanged and, in lieu of any fractional units or shares of RPS2 exchanged preferred interests not so issued, the Company shall pay to the holder thereof on the RPS2 Exchange Date, an amount in cash equal to the product of such fraction and the fair value of a share or unit of such RPS2 exchanged preferred interest as of the RPS2 Exchange Date as determined by the Board, which cash payment in respect of any exchanged shares of Series 2 Redeemable Preferred Stock shall be deemed part of the “RPS2 Exchange Consideration” for all purposes hereunder.

10.           Conversion.

(a)           Conversions at Option of Holder. Holders have the right and option to partially convert their Series 2 Redeemable Preferred Stock, at any time and from time to time and prior to the issuance of any RPS2 Exchange Notice, into that number of shares of Common Stock determined by dividing the Stated Value of such shares of Series 2 Redeemable Preferred Stock by the Conversion Price, as defined below; provided, however, that:

(i)       no more than 10% of the Stated Value of Series 2 Redeemable Preferred Stock originally purchased from the Company may be converted into Common Stock;

(ii)       no shares of Series 2 Redeemable Preferred Stock issued by the Company as Preferred Dividends, and no accrued but unpaid Preferred Dividends, may be converted into Common Stock; and

(iii)       upon the giving of a Company Redemption Notice, the right to convert shares of Series 2 Redeemable Preferred Stock that are subject to redemption shall be suspended through the Company Redemption Date.

Holders shall effect conversions by delivering to the Company a conversion notice in the form provided by the Company (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series 2 Redeemable Preferred Stock to be converted, and the date on which such conversion is to be effected (the “Conversion Date”), which date may not be prior to the date the applicable Notice of Conversion is delivered to the Company. If no Conversion Date is specified in a Notice of Conversion, then the Conversion Date shall be the date that such Notice of Conversion is deemed given under Section 15 below.

(b)          Conversion Price. The conversion price for the Series 2 Redeemable Preferred Stock shall be the volume-weighted average price of the Company’s Common Stock for the 20 trading days immediately prior to the date of conversion of such Series 2 Redeemable Preferred Stock (the “Conversion Price”), subject, however, to the applicable Conversion Price discount specified below:

(i)       if the Notice of Conversion is given prior to or on the third anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then no discount on the Conversion Price shall apply;

(ii)       if the Notice of Conversion is given after the third anniversary of the issuance of such Series 2 Redeemable Preferred Stock and prior to or on the fourth anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then a 6% discount on the Conversion Price shall apply;

(iii)       if the Notice of Conversion is given after the fourth anniversary of the issuance of such Series 2 Redeemable Preferred Stock and prior to or on the fifth anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then an 8% discount on the Conversion Price shall apply; and

(iv)       if the Notice of Conversion is given after the fifth anniversary of the issuance of such Series 2 Redeemable Preferred Stock, then a 10% discount on the Conversion Price shall apply.

Notwithstanding the foregoing, the Conversion Price shall in no event (including after the application of discount as specified above) be less than $12.75 per share, subject, however, to equitable adjustment upon stock dividends, subdivisions or combinations, by reclassification or otherwise.

(c)           Mechanics of Conversion.

(i)       Not later than five business days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder a certificate representing the Conversion Shares or shall deliver Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions. “Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of the shares of Series 2 Redeemable Preferred Stock in accordance with the terms hereof.

(ii)       Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate(s) are not delivered to or as directed by the applicable Holder by the Share Delivery Date, then such Holder shall be entitled to elect, by written notice to the Company at any time on or before such Holder’s receipt of such certificate(s), to rescind such Conversion Notice, in which event such Holder shall promptly return to the Company any Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(iii)       Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, for the sole purpose of issuance upon conversion of the Series 2 Redeemable Preferred Stock as herein provided, free from preemptive rights or any other actual contingent-purchase rights, that number of shares of Common Stock that would be issuable upon the conversion of all then-outstanding shares of Series 2 Redeemable Preferred Stock eligible for conversion hereunder. The Company covenants that all shares of Common Stock so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

(iv)       No Fractional Common Shares. No fractional common shares or scrip representing fractional common shares shall be issued upon the conversion of the Series 2 Redeemable Preferred Stock. As to any fraction of a common share which the Holder would otherwise be entitled to receive upon a conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price, or round up or down to the nearest whole share (with even halves rounded up).

(v)       Transfer Taxes and Expenses. The issuance of certificates representing shares of the Common Stock issued upon conversion of the Series 2 Redeemable Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders; and provided, further, that the Company shall not be required to issue or deliver such certificates unless or until the Holder requesting the issuance thereof has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for the processing of any Notice of Conversion.

11.       No Sinking Fund. The Company shall not be required to establish any sinking or retirement fund with respect to the shares of Series 2 Redeemable Preferred Stock.

12.       Fractional Shares. Series 2 Redeemable Preferred Stock may be issued in fractional shares.

13.       Loss, Theft or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of certificates, if any, representing shares of Series 2 Redeemable Preferred Stock, and receipt of indemnity or security reasonably satisfactory to the Company (or in the case of mutilation, upon surrender and cancellation of the mutilated certificate), the Company shall cause to be made, issued and delivered, in lieu of such lost, stolen, destroyed or mutilated certificate, a new certificate of like tenor.

14.       Holder of Record Deemed Absolute Owner. The Company may deem the Holder in whose name shares of Series 2 Redeemable Preferred Stock is registered upon the books and records of the Company to be, and may treat such Holder as, the absolute owner of the Series 2 Redeemable Preferred Stock for the purpose of paying Preferred Dividends, paying or issuing the Redemption Price or the RPS2 Exchange Consideration, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability of the Company in respect of the Series 2 Redeemable Preferred Stock to the extent of the sum or sums so paid.

15.       Notices. Unless otherwise provided herein, all notices or other communications or deliveries to be provided shall be given in writing and delivered in person, by overnight courier, by first-class mail (registered or certified, return-receipt requested), by facsimile or by email, in each case to the other’s address as provided below:

If to the Company:	GWG Holdings, Inc. 325 North St. Paul Street, Suite 2650Dallas, TX 75201 Attention: General Counsel Facsimile: (651) 925-0555
If to a Holder:	such Holder’s address as shown on the books and records of the Company or a more recent address that such Holder may have provided in writing to the Company.

If given in person, notice shall be treated as given when personally received or, if sent as provided above, the effective date of the notice shall, as applicable, be (a) the date of the written receipt if delivered via overnight courier, (b) three days after the date on which the notice is mailed by first-class mail (registered or return-receipt requested), (c) the date on which the notice is transmitted by confirmed facsimile, or (d) the day after the notice is sent electronically to the email address on record (without receipt of any failure notice).

16.       Reacquired Shares. If any Series 2 Redeemable Preferred Stock is exchanged, redeemed, purchased or otherwise acquired by the Company in any manner, then those shares shall be cancelled, and upon such cancellation shall be returned to the pool of authorized but undesignated and unissued shares of preferred stock of the Company, and thereafter may be reissued as part of a new series of preferred stock of the Company to be created by resolution of the Board as permitted by the DGCL and the Company’s Certificate of Incorporation.

17.       Severability. If any provision of this Annex II, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, then (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Annex II and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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